SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED August 21, 1997
(To Prospectus dated February 21, 1997)

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

               Mortgage Pass-Through Certificates, Series 1997-3
                     ___________________________________


                          The Class AV-1 Certificates

The Class AV-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus

     o This supplement relates to the offering of the Class AV-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class AV-1 certificates. Additional information is contained in the prospectus supplement dated August 21, 1997, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 21,1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

     o As of the May 25, 2001, the class certificate balance of the Class AV-1 certificates was approximately $7,471,357.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 15, 2001

                               THE MORTGAGE POOL

     As of May 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 290 Mortgage Loans having an aggregate Stated Principal Balance of approximately $21,974,665 and the Fixed Rate Loan Group included approximately 580 Mortgage Loans having an aggregate Stated Principal Balance of approximately $35,358,471.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                   As of May 1, 2001
                                                                           Adjustable Rate       Fixed Rate
                                                                            Loan Group           Loan Group
Total Number of Mortgage Loans.......................................          290                   580
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
       30-59 days....................................................         7.59%                  8.28%
       60-90 days....................................................         7.59%                  2.24%
       91 days or more (excluding pending foreclosures)..............        10.34%                  2.76%
                                                                             ------                  -----
       Total Delinquencies...........................................        25.52%                 13.28%
                                                                             ======                 ======
Foreclosures Pending.................................................        11.03%                  3.28%
                                                                             ------                  -----
Total Delinquencies and foreclosures pending.........................        36.55%                 16.56%
                                                                             ======                 ======
--------------
(1)      As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-two (32) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Nineteen (19) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1998           As of December 31, 1999           As of December 31, 2000
                                  -----------------------           -----------------------           -----------------------
  Total Portfolio.......    $2,248,667,416.28     100.00%     $5,536,317,231.27     100.00%     $7,867,335,642.62     100.00%
  Delinquency
  percentage
         30-59 days.....      $103,063,606.19       4.58%       $341,598,592.95       6.17%       $617,079,497.93       7.84%
         60-89..........        23,791,570.99       1.06%        106,503,734.27       1.92%       $209,082,975.61       2.66%
         90+ days.......         3,913,233.13       0.17%         46,628,549.50       0.88%        $87,295,342.66       1.11%
             Total......      $130,768,410.31       5.82%       $496,730,876.72       8.97%       $913,457,816.20      11.61%
                         ======================================================================================================
  Foreclosure Rate......       $40,596,309.61       1.81%        $90,023,803.50       1.63%       $231,465,019.95       2.94%
  Bankruptcy Rate.......       $20,237,252.48       0.90%        $47,660,244.96       0.86%       $109,183,964.35       1.39%
                         ======================================================================================================


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-1 CERTIFICATES

     The Class AV-1 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distribution of Interest." The Class AV-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

     As of May 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class AV-1 Certificates was approximately $7,471,357 evidencing a beneficial ownership interest of approximately 13.42% in the Trust Fund. As of the Certificate Date, the Class A Adjustable Rate Certificates and the Class A Fixed Rate Certificates had an aggregate principal balances of approximately $7,471,357 and $28,286,777, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 13.42% and 50.79%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Adjustable Rate Certificates and the Subordinated Offered Fixed Rate Certificates had aggregate principal balances of $13,558,326 and $6,364,525, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 24.35% and 11.43%, respectively, in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR Mortgage Index remains constant at 3.9100% per annum and the level of one-month LIBOR remains constant at 4.0113% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-1 Certificates is June 15, 2001; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Home Equity Prepayment" or "HEP") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 23% HEP, which represents 100% of the Prepayment Model for the Fixed Rate Mortgage Loan Group, assumes prepayment rates of 2.3% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 23% HEP assumes a constant prepayment rate of 23% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 28% CPR, assumes a constant prepayment rate of 28% per annum.

     As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Mortgage Loans; "100% of the Prepayment Model" assumes that the Mortgage Loans will prepay at rate equal to 100% of the Prepayment Model; "175% of the Prepayment Model" assumes that the Mortgage Loans will prepay at rate equal to 175% of the Prepayment Model; and other percentages of the Prepayment Models identified therein assume that the Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Model.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of CPR or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                      Class AV-1
                                                      ----------
Adjustable   Rate  Mortgage  Loans -  0%      100%    175%     250%     300%
                                      --      ----    ----     ----     ----
(CPR)
       Distribution Date
       -----------------

Initial Percent..................      5       5        5        5       5
May 25, 2002.....................      5       5        5        5       3
May 25, 2003.....................      5       5        2        2       1
May 25, 2004.....................      5       3        1        1       0
May 25, 2005.....................      5       2        0        0       0
May 25, 2006.....................      5       2        0        0       0
May 25, 2007.....................      5       1        0        0       0
May 25, 2008.....................      5       1        0        0       0
May 25, 2009.....................      5       0        0        0       0
May 25, 2010.....................      5       0        0        0       0
May 25, 2011.....................      5       0        0        0       0
May 25, 2012.....................      5       0        0        0       0
May 25, 2013.....................      5       0        0        0       0
May 25, 2014.....................      5       0        0        0       0
May 25, 2015.....................      5       0        0        0       0
May 25, 2016.....................      5       0        0        0       0
May 25, 2017.....................      5       0        0        0       0
May 25, 2018.....................      5       0        0        0       0
May 25, 2019.....................      5       0        0        0       0
May 25, 2020.....................      5       0        0        0       0
May 25, 2021.....................      4       0        0        0       0
May 25, 2022.....................      3       0        0        0       0
May 25, 2023.....................      3       0        0        0       0
May 25, 2024.....................      2       0        0        0       0
May 25, 2025.....................      1       0        0        0       0
May 25, 2026.....................      0       0        0        0       0
May 25, 2027.....................      0       0        0        0       0
May 25, 2028.....................      0       0        0        0       0
May 25, 2029.....................      0       0        0        0       0
                                       -       -        -        -       -
Weighted Average Life (years) **.    23.4     4.6      2.3      1.3     0.8
--------------------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class AV-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class AV-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                   EXHIBIT 1

                             FIXED RATE LOAN GROUP

       Current Mortgage Rates for the Fixed Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
Range of Current        Number of        Aggregate Unpaid      Percent of Loan
Mortgage Rates (%)    Mortgage Loans     Principal Balance          Group
--------------------------------------------------------------------------------
  7.501 - 8.000            4                 $450,638.03             1.27%
  8.001 - 8.500           15               $1,439,592.35             4.07%
  8.501 - 9.000           86               $7,046,117.79            19.93%
  9.001 - 9.500           79               $5,088,090.38            14.39%
  9.501 - 10.000         131               $9,133,482.65            25.83%
 10.001 - 10.500          86               $4,812,517.21            13.61%
 10.501 - 11.000          60               $2,695,798.78             7.62%
 11.001 - 11.500          41               $1,563,169.03             4.42%
 11.501 - 12.000          31               $1,154,202.53             3.26%
 12.001 - 12.500          24               $1,161,408.80             3.28%
 12.501 - 13.000          13                 $371,563.30             1.05%
 13.001 - 13.500           8                 $241,281.67             0.68%
 13.501 - 14.000           2                 $200,608.16             0.57%
--------------------------------------------------------------------------------
        Total            580              $35,358,470.68           100.00%
                     ===========================================================
---------------------
(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 9.904% per annum.


 Current Mortgage Loan Principal Balances for the Fixed Rate Mortgage Loan Group (1)
------------------------------------------------------------------------------------
  Range of Current
Mortgage Loan Principal       Number of       Aggregate Unpaid      Percent of Loan
    Balances ($)            Mortgage Loans    Principal Balance          Group
------------------------------------------------------------------------------------
 $ 0.00  to   $ 25,000           80             $1,465,408.08            4.14%
 $ 25,000.01 to $50,000         236             $9,018,070.34           25.50%
 $ 50,000.01 to $75,000         136             $8,169,487.18           23.10%
 $ 75,000.01 to $100,000         58             $5,054,758.34           14.30%
 $100,000.01 to $150,000         37             $4,416,042.93           12.49%
 $150,000.01 to $200,000         17             $2,804,355.70            7.93%
 $200,000.01 to $250,000          9             $2,036,263.76            5.76%
 $250,000.01 to $300,000          3               $834,524.78            2.36%
 $300,000.01 to $350,000          1               $337,972.97            0.96%
 $350,000.01 to $400,000          1               $374,556.64            1.06%
 $400,000.01 to $450,000          2               $847,029.96            2.40%
-----------------------------------------------------------------------------------
        Total                   580            $35,358,470.68          100.00%
                         ==========================================================
-------------------------
(1)    The average current Fixed Rate Mortgage Loan principal balance is approximately $60,962.88.


            State Distributions of Fixed Rate Mortgaged Properties*
--------------------------------------------------------------------------------
                        Number of         Aggregate Unpaid      Percent of Loan
     State            Mortgage Loans      Principal Balance          Group
--------------------------------------------------------------------------------
Arizona                    19               $1,236,883.70           3.50%
California                 73               $5,673,352.27          16.05%
Florida                    59               $3,259,093.77           9.22%
Georgia                    13                 $879,168.26           2.49%
Hawaii                     15               $2,454,164.81           6.94%
Idaho                      32               $1,744,070.83           4.93%
Indiana                    25               $1,168,862.48           3.31%
Kentucky                   12                 $663,368.89           1.88%
Louisiana                  41               $1,700,310.59           4.81%
Michigan                   34               $1,668,314.74           4.72%
Mississippi                16                 $679,624.40           1.92%
Montana                    10               $1,102,091.61           3.12%
Ohio                       32               $1,496,478.09           4.23%
Oklahoma                   15                 $641,500.92           1.81%
Oregon                      9                 $902,720.52           2.55%
Pennsylvania               24                 $811,992.92           2.30%
Tennessee                  28               $1,691,555.69           4.78%
Texas                      24               $1,259,542.12           3.56%
Utah                       10                 $927,484.50           2.62%
Virginia                    3                 $534,399.76           1.51%
West Virginia              23               $1,747,446.62           4.94%
Other*                     63               $3,116,043.19           8.81%
--------------------------------------------------------------------------------
       Total              580              $35,358,470.68         100.00%
                   =============================================================
-------------------
* Other includes 18 states which each have a concentration of less than 1.5%.


        Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
 Range of Loan-to-Value      Number of       Aggregate Unpaid    Percent of Loan
       Ratios (%)          Mortgage Loans    Principal Balance        Group
--------------------------------------------------------------------------------
 50.00 or Less                51                $2,125,426.17          6.01%
 50.01-55.00                  21                  $838,347.46          2.37%
 55.01-60.00                  43                $3,198,233.18          9.05%
 60.01-65.00                  54                $3,062,357.50          8.66%
 65.01-70.00                 130                $7,762,862.32         21.95%
 70.01-75.00                 160               $10,483,515.65         29.65%
 75.01-80.00                  90                $5,611,091.26         15.87%
 80.01-85.00                  31                $2,276,637.14          6.44%
--------------------------------------------------------------------------------
       Total                 580               $35,358,470.68        100.00%
                    ============================================================
--------------------
(1)    The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage
       Loans is approximately 69.70%.


      Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group
--------------------------------------------------------------------------------
                     Number of        Aggregate Unpaid      Percent of Loan
 Property Type     Mortgage Loans     Principal Balance         Group
--------------------------------------------------------------------------------
2-4Units                40               $1,901,271.94           5.38%
Lo Condo                15                 $695,396.47           1.97%
PUD                     26               $2,909,323.54           8.23%
SinglFam               499              $29,852,478.73          84.43%
--------------------------------------------------------------------------------
        Total          580              $35,358,470.68         100.00%
                  ==============================================================


          Occupancy Types for the Fixed Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
                        Number of        Aggregate Unpaid      Percent of Loan
   Occupancy Type     Mortgage Loans     Principal Balance          Group
-------------------------------------------------------------------------------
2nd/Vaca                    13             $1,212,699.42            3.43%
Non-owne                   136             $6,409,933.51           18.13%
Owner Oc                   431            $27,735,837.75           78.44%
--------------------------------------------------------------------------------
        Total              580            $35,358,470.68          100.00%
                     ===========================================================
---------------------
(1) Based upon representations of the related Mortgagors at the time of origination.


 Remaining Months to Stated Maturity for the Fixed Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
                         Number of        Aggregate Unpaid     Percent of Loan
   Remaining Terms     Mortgage Loans     Principal Balance         Group
--------------------------------------------------------------------------------
121 - 180                   188              $7,470,025.29          21.13%
181 - 300                     1                $169,813.84           0.48%
301 - 360                   391             $27,718,631.55          78.39%
--------------------------------------------------------------------------------
        Total               580             $35,358,470.68         100.00%
                    ============================================================
--------------------
(1) The weighted average remaining Months to Scheduled Maturity is approximately 275 months.


                Fixed Rate Mortgage Loan Group by Loan Purpose
--------------------------------------------------------------------------------
                        Number of        Aggregate Unpaid      Percent of Loan
    Loan Purpose      Mortgage Loans     Principal Balance          Group
--------------------------------------------------------------------------------
Purchase                    97             $4,873,654.15           13.78%
Refinance-Cashout          380            $22,673,727.25           64.13%
Refinance-Rate/Term        103             $7,811,089.28           22.09%
--------------------------------------------------------------------------------
        Total              580            $35,358,470.68          100.00%
                     ===========================================================


                          ADJUSTABLE RATE LOAN GROUP

    Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
  Range of Current       Number of        Aggregate Unpaid      Percent of Loan
Mortgage Rates (%)     Mortgage Loans     Principal Balance           Group
--------------------------------------------------------------------------------
 9.001 - 9.500                2               $184,586.42             0.84%
10.001 - 10.500               5               $613,715.75             2.79%
10.501 - 11.000              13             $1,086,824.43             4.95%
11.001 - 11.500              16               $972,607.35             4.43%
11.501 - 12.000              40             $3,119,166.07            14.19%
12.001 - 12.500              80             $6,763,488.08            30.78%
12.501 - 13.000              67             $4,862,978.89            22.13%
13.001 - 13.500              32             $2,998,990.09            13.65%
13.501 - 14.000              19               $908,141.77             4.13%
14.001 - 14.500              13               $409,398.24             1.86%
14.501 - 15.000               3                $54,767.97             0.25%
--------------------------------------------------------------------------------
        Total               290            $21,974,665.06           100.00%
                    ============================================================
--------------------
(1)    The weighted average Mortgage Rate of the Adjustable Rate Mortgage
       Loans is approximately 12.434%.


           Gross Margins for Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
Range of Gross Margins      Number of       Aggregate Unpaid    Percent of Loan
            (%)           Mortgage Loans    Principal Balance        Group
--------------------------------------------------------------------------------
 4.001 - 5.000                   6              $453,572.55          2.06%
 5.001 - 6.000                 148           $11,688,883.94         53.19%
 6.001 - 7.000                 104            $8,429,905.54         38.36%
 7.001 - 8.000                  32            $1,402,303.03          6.38%
--------------------------------------------------------------------------------
        Total                  290           $21,974,665.06        100.00%
                      ==========================================================
----------------------
(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 6.145%.


    Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
  Range of Maximum      Number of       Aggregate Unpaid      Percent of Loan
      Rates (%)       Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
 13.001 - 14.000            8               $454,523.97             2.07%
 14.001 - 15.000           17             $1,796,797.53             8.18%
 15.001 - 16.000           59             $4,287,538.88            19.51%
 16.001 - 17.000          113             $8,998,493.95            40.95%
 17.001 - 18.000           69             $4,786,648.30            21.78%
 18.001 - 19.000           20             $1,410,499.59             6.42%
 19.001 - 20.000            4               $240,162.84             1.09%
--------------------------------------------------------------------------------
        Total             290            $21,974,665.06           100.00%
                   =============================================================
-------------------
(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.535% per annum.


    Minimum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
  Range of Minimum       Number of       Aggregate Unpaid      Percent of Loan
  Interest Rates (%)   Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
  5.000 or Less               1              $21,449.28              0.10%
  5.001 - 6.000               9             $794,580.38              3.62%
  6.001 - 7.000               9             $557,608.99              2.54%
  7.001 - 8.000              21           $1,935,836.10              8.81%
  8.001 - 9.000              55           $3,963,240.77             18.04%
  9.001 - 10.000            105           $8,340,787.26             37.96%
 10.001 - 11.000             68           $4,741,749.98             21.58%
 11.001 - 12.000             18           $1,379,249.46              6.28%
 12.001 - 13.000              4             $240,162.84              1.09%
--------------------------------------------------------------------------------
        Total               290          $21,974,665.06            100.00%
                     ===========================================================
---------------------
(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.381% per annum.


 Current Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loan
                                   Group (1)

--------------------------------------------------------------------------------------
   Range of Current
Mortgage Loan Principal        Number of        Aggregate Unpaid     Percent of Loan
     Balances ($)            Mortgage Loans     Principal Balance         Group
--------------------------------------------------------------------------------------
 $ 0.00  to   $ 25,000              24              $411,210.39           1.87%
 $ 25,000.01 to $50,000             89            $3,336,759.22          15.18%
 $ 50,000.01 to $75,000             75            $4,668,753.88          21.25%
 $ 75,000.01 to $100,000            41            $3,628,872.20          16.51%
 $100,000.01 to $150,000            37            $4,449,851.14          20.25%
 $150,000.01 to $200,000             9            $1,501,330.75           6.83%
 $200,000.01 to $250,000            10            $2,252,615.88          10.25%
 $250,000.01 to $300,000             1              $268,090.17           1.22%
 $300,000.01 to $350,000             1              $344,292.96           1.57%
 $350,000.01 to $400,000             2              $708,852.50           3.23%
 $400,000.01 to $450,000             1              $404,035.97           1.84%
------------------------------------------------------------------------------------
        Total                      290           $21,974,665.06         100.00%
                           =========================================================
---------------------------
(1)    The average current Adjustable Rate Mortgage Loan principal balance is approximately $75,774.71.


     Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
Range of Loan-to-Value     Number of       Aggregate Unpaid     Percent of Loan
      Ratios (%)         Mortgage Loans    Principal Balance          Group
--------------------------------------------------------------------------------
 50.00 or Less                20            $1,279,113.95              5.82%
 50.01-55.00                   7              $369,501.72              1.68%
 55.01-60.00                  12              $536,938.19              2.44%
 60.01-65.00                  22            $1,504,731.03              6.85%
 65.01-70.00                  46            $2,684,863.78             12.22%
 70.01-75.00                  87            $7,027,518.36             31.98%
 75.01-80.00                  72            $6,918,640.23             31.48%
 80.01-85.00                  19            $1,241,244.98              5.65%
 85.01-90.00                   5              $412,112.82              1.88%
--------------------------------------------------------------------------------
       Total                 290           $21,974,665.06            100.00%
                      ==========================================================
----------------------
(1)    The weighted average Loan -to-Value Ratio of the Adjustable Rate
       Mortgage Loans was approximately 73.00%.


         State Distributions of Adjustable Rate Mortgaged Properties*
-------------------------------------------------------------------------------
                   Number of        Aggregate Unpaid      Percent of Loan
   State         Mortgage Loans     Principal Balance           Group
-------------------------------------------------------------------------------
California            30              $4,104,501.74            18.68%
Colorado               5                $527,754.62             2.40%
Florida               22              $1,429,223.29             6.50%
Idaho                 16              $1,155,735.21             5.26%
Indiana                6                $610,873.91             2.78%
Kansas                 5                $348,712.06             1.59%
Kentucky               6                $553,024.69             2.52%
Louisiana              9                $667,216.91             3.04%
Michigan              10                $524,992.93             2.39%
Missouri              20                $800,600.30             3.64%
New Jersey             8              $1,011,239.65             4.60%
Ohio                  20              $1,310,775.71             5.96%
Pennsylvania          26              $1,164,707.44             5.30%
Texas                 26              $1,771,982.12             8.06%
Washington            10              $1,013,772.11             4.61%
Wisconsin             17              $1,142,587.53             5.20%
Other*                54              $3,836,964.84            17.46%
-------------------------------------------------------------------------------
       Total         290             $21,974,665.06           100.00%
                 ==============================================================
-----------------
*  Other includes 21 states which each have a concentration of less than 1.5%.


                                     Initial Fixed Rate Period
------------------------------------------------------------------------------------------
 Initial Fixed Rate Period       Number of        Aggregate Unpaid      Percent of Loan
        - (Months)             Mortgage Loans     Principal Balance          Group
------------------------------------------------------------------------------------------
6 MONTHS                             40             $3,005,632.70            13.68%
24 MONTHS                           250            $18,969,032.36            86.32%
------------------------------------------------------------------------------------------
        Total                       290            $21,974,665.06           100.00%
                          ================================================================


                  Next Adjustment Date - 2/28 Mortgage Loans
--------------------------------------------------------------------------------
                           Number of       Aggregate Unpaid     Percent of 2/28
 Next Adjustment Date    Mortgage Loans    Principal Balance       Loan Group
--------------------------------------------------------------------------------
01-Aug-01                    81              $6,243,450.36           32.91%
02-Aug-01                     1                 $59,237.00            0.31%
01-Sep-01                    33              $2,702,875.70           14.25%
02-Sep-01                     1                $50,241.67             0.26%
01-Dec-01                    26              $1,580,189.68            8.33%
02-Dec-01                     1                 $60,609.49            0.32%
01-Jan-02                   106              $8,182,061.30            43.13%
02-Jan-02                     1                 $90,367.16            0.48%
--------------------------------------------------------------------------------
        Total               250             $18,969,032.36          100.00%
                     ===========================================================


                Next Adjustment Date - Non-2/28 Mortgage Loans
--------------------------------------------------------------------------------
                                                                Percent of Non-
                          Number of       Aggregate Unpaid        2/28 Loan
Next Adjustment Date    Mortgage Loans    Principal Balance         Group
--------------------------------------------------------------------------------
01-Aug-01                    17             $1,228,735.32           40.88%
01-Sep-01                     4               $309,251.92           10.29%
01-Dec-01                     7               $723,428.02           24.07%
01-Jan-02                    12               $744,217.44           24.76%
--------------------------------------------------------------------------------
        Total                40             $3,005,632.70          100.00%
                     ===========================================================


   Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group
--------------------------------------------------------------------------------
                   Number of        Aggregate Unpaid      Percent of Loan
Property Type    Mortgage Loans     Principal Balance           Group
--------------------------------------------------------------------------------
2-4Units              18               $902,394.85             4.11%
Hi Condo               2                $85,824.44             0.39%
Lo Condo               9               $841,714.89             3.83%
PUD                    8               $934,522.62             4.25%
SinglFam             253            $19,210,208.26            87.42%
--------------------------------------------------------------------------------
        Total        290            $21,974,665.06           100.00%
                 ===============================================================


        Occupancy Types for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
                     Number of       Aggregate Unpaid      Percent of Loan
Occupancy Type     Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
2nd/Vaca                 3               $120,667.58             0.55%
Non-owne                49             $2,057,988.90             9.37%
Owner Oc               238            $19,796,008.58            90.09%
--------------------------------------------------------------------------------
        Total          290            $21,974,665.06           100.00%
                   =============================================================
-------------------
(1) Based upon representations of the related Mortgagors at the time of origination.


Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group
--------------------------------------------------------------------------------
                    Number of       Aggregate Unpaid      Percent of Loan
Remaining Terms   Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
121 - 180                 6              $432,071.49             1.97%
301 - 360               284           $21,542,593.57            98.03%
--------------------------------------------------------------------------------
        Total           290           $21,974,665.06           100.00%
                   =============================================================


              Adjustable Rate Mortgage Loan Group by Loan Purpose
--------------------------------------------------------------------------------
                         Number of       Aggregate Unpaid     Percent of Loan
Loan Purpose           Mortgage Loans    Principal Balance         Group
--------------------------------------------------------------------------------
Purchase                      90            $6,716,509.40          30.56%
Refinance-Cashout            163           $12,512,840.86          56.94%
Refinance-Rate/Term           37            $2,745,314.80          12.49%
--------------------------------------------------------------------------------
        Total                290           $21,974,665.06         100.00%
                      ==========================================================

                                   EXHIBIT 2

      THE                                           Distribution Date:  5/25/01
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795

                                                       ASSET BACKED CERTIFICATES
                                                             Series 1997-3
                                                               CWABS INC

                                           Certificateholder Monthly Distribution Summary

                                              Certificate                     Pass
                              Class           Rate           Beginning        Through        Principal      Interest
 Class         Cusip          Description     Type           Balance          Rate (%)       Distribution   Distribution
 AF1           126671AW6      Senior          Fix-30/360     0.00             6.575000       0.00           0.00
 AF2           126671AL0      Senior          Fix-30/360     8,362,739.54     6.670000       1,228,411.67   46,482.89
 AF3           126671AM8      Senior          Fix-30/360     12,110,000.00    7.195000       0.00           72,609.54
 AF4           126671AN6      Senior          Fix-30/360     9,242,363.94     6.885000       199,915.27     53,028.06
 MF1           126671AP1      Senior          Fix-30/360     2,971,510.35     7.160000       142,832.69     17,730.01
 MF2           126671AQ9      Senior          Fix-30/360     2,228,632.76     7.360000       107,124.52     13,668.95
 BF            126671AR7      Senior          Fix-30/360     1,485,755.17     7.665000       71,416.35      9,490.26
 AV1           126671AS5      Senior          Fix-Act/360    7,471,357.37     5.262500       0.00           32,765.02
 MV1           126671AT3      Senior          Fix-Act/360    11,340,000.00    5.422500       1,011,878.67   51,242.63
 MV2           126671AU0      Senior          Fix-Act/360    2,869,077.06     5.622500       451,863.91     13,442.82
 BV            126671AV8      Senior          Fix-Act/360    940,255.17       6.062500       127,281.96     4,750.25
 R             N/A            Senior          Fix-30/360     0.00             0.000000       0.00           106,017.27

 Totals                                                      59,021,691.36                   3,340,725.04   421,227.70

(table continued)

                        Current                       Cumulative
           Total        Realized       Ending         Realized
 Class  Distribution    Losses         Balance        Losses
 AF1           0.00       0.00      0.00                0.00
 AF2   1,274,894.56       0.00      7,134,327.87        0.00
 AF3      72,609.54       0.00      12,110,000.00       0.00
 AF4     252,943.33       0.00      9,042,448.68        0.00
 MF1     160,562.71       0.00      2,828,677.65        0.00
 MF2     120,793.47       0.00      2,121,508.24        0.00
 BF       80,906.61       0.00      1,414,338.83        0.00
 AV1      32,765.02       0.00      7,471,357.37        0.00
 MV1   1,063,121.30       0.00      10,328,121.33       0.00
 MV2     465,306.73       0.00      2,417,213.16        0.00
 BV      132,032.21       0.00      812,973.20          0.00
 R       106,017.27       0.00      0.00                0.00

Totals 3,761,952.75       0.000     55,680,966.33       0.00



      THE
    BANK OF                                         Distribution Date:  5/25/01
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795

                                                  ASSET BACKED CERTIFICATES
                                                         Series 1997-3
                                                            CWABS INC

                                                Principal Distribution Detail

                                Original          Beginning       Scheduled                        Unscheduled
                                Certificate       Certificate     Principal        Accretion       Principal
 Class          Cusip           Balance           Balance         Distribution     Principal       Adjustments
 AF1            126671AW6       30,520,000.00     0.00            0.00             0.00            0.00
 AF2            126671AL0       26,540,000.00     8,362,739.54    1,228,411.67     0.00            0.00
 AF3            126671AM8       12,110,000.00     12,110,000.00   0.00             0.00            0.00
 AF4            126671AN6       10,000,000.00     9,242,363.94    199,915.27       0.00            0.00
 MF1            126671AP1       3,480,000.00      2,971,510.35    142,832.69       0.00            0.00
 MF2            126671AQ9       2,610,000.00      2,228,632.76    107,124.52       0.00            0.00
 BF             126671AR7       1,740,000.00      1,485,755.17    71,416.35        0.00            0.00
 AV1            126671AS5       161,595,000.00    7,471,357.37    0.00             0.00            0.00
 MV1            126671AT3       11,340,000.00     11,340,000.00   1,011,878.67     0.00            0.00
 MV2            126671AU0       10,395,000.00     2,869,077.06    451,863.91       0.00            0.00
 BV             126671AV8       5,670,000.00      940,255.17      127,281.96       0.00            0.00
 R              N/A             0.00              0.00            0.00             0.00            0.00

 Totals                         276,000,000.00    59,021,691.36   3,340,725.04     0.00            0.00

(table continued)

                Net              Current          Ending          Ending
                Principal        Realized         Certificate     Certificate
 Class          Distribution     Losses           Balance         Factor
 AF1            0.00             0.00             0.00            0.00000000000
 AF2            1,228,411.67     0.00             7,134,327.87    0.26881416222
 AF3            0.00             0.00             12,110,000.00   1.00000000000
 AF4            199,915.27       0.00             9,042,448.68    0.90424486787
 MF1            142,832.69       0.00             2,828,677.65    0.81283840644
 MF2            107,124.52       0.00             2,121,508.24    0.81283840644
 BF             71,416.35        0.00             1,414,338.83    0.81283840644
 AV1            0.00             0.00             7,471,357.37    0.04623507763
 MV1            1,011,878.67     0.00             10,328,121.33   0.91076907660
 MV2            451,863.91       0.00             2,417,213.16    0.23253613820
 BV             127,281.96       0.00             812,973.20      0.14338151760
 R              0.00             0.00             0.00            0.00000000000

 Totals         3,340,725.04     0.00             55,680,966.33



      THE                                           Distribution Date:  5/25/01
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795

                                                         ASSET BACKED CERTIFICATES
                                                                Series 1997-3
                                                                 CWABS INC

                                                      Interest Distribution Detail

                 Beginning          Pass              Accrued           Cumulative                            Total
                 Certificate        Through           Optimal           Unpaid             Deferred           Interest
 Class           Balance            Rate (%)          Interest          Interest           Interest           Due
 AF1             0.00               6.575000          0.00              0.00               0.00               0.00
 AF2             8,362,739.54       6.670000          46,482.89         0.00               0.00               46,482.89
 AF3             12,110,000.00      7.195000          72,609.54         0.00               0.00               72,609.54
 AF4             9,242,363.94       6.885000          53,028.06         0.00               0.00               53,028.06
 MF1             2,971,510.35       7.160000          17,730.01         0.00               0.00               17,730.01
 MF2             2,228,632.76       7.360000          13,668.95         0.00               0.00               13,668.95
 BF              1,485,755.17       7.665000          9,490.26          0.00               0.00               9,490.26
 AV1             7,471,357.37       5.262500          32,765.02         0.00               0.00               32,765.02
 MV1             11,340,000.00      5.422500          51,242.63         0.00               0.00               51,242.63
 MV2             2,869,077.06       5.622500          13,442.82         0.00               0.00               13,442.82
 BV              940,255.17         6.062500          4,750.25          0.00               0.00               4,750.25
 R               0.00               0.000000          0.00              0.00               0.00               0.00

 Totals          59,021,691.36                        315,210.43        0.00               0.00               315,210.43

(table continued)

                 Net                Unscheduled
                 Prepayment         Interest           Interest
 Class           Int Shortfall      Adjustment         Paid
 AF1             0.00               0.00               0.00
 AF2             0.00               0.00               46,482.89
 AF3             0.00               0.00               72,609.54
 AF4             0.00               0.00               53,028.06
 MF1             0.00               0.00               17,730.01
 MF2             0.00               0.00               13,668.95
 BF              0.00               0.00               9,490.26
 AV1             0.00               0.00               32,765.02
 MV1             0.00               0.00               51,242.63
 MV2             0.00               0.00               13,442.82
 BV              0.00               0.00               4,750.25
 R               0.00               0.00               106,017.27

 Totals          0.00               0.00               421,227.70



      THE                                           Distribution Date:  5/25/01
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
             212-815-5795

                                              ASSET BACKED CERTIFICATES
                                                    Series 1997-3
                                                       CWABS INC

                                             Current Payment Information
                                                 Factors per $1,000

                                        Original                 Beginning Cert.
                                        Certificate              Notional                 Principal
 Class             Cusip                Balance                  Balance                  Distribution
 AF1               126671AW6            30,520,000.00            0.000000000              0.000000000
 AF2               126671AL0            26,540,000.00            315.099454982            46.285292763
 AF3               126671AM8            12,110,000.00            1,000.000000000          0.000000000
 AF4               126671AN6            10,000,000.00            924.236394479            19.991526607
 MF1               126671AP1            3,480,000.00             853.882283908            41.043877471
 MF2               126671AQ9            2,610,000.00             853.882283908            41.043877471
 BF                126671AR7            1,740,000.00             853.882283908            41.043877471
 AV1               126671AS5            161,595,000.00           46.235077632             0.000000000
 MV1               126671AT3            11,340,000.00            1,000.000000000          89.230923404
 MV2               126671AU0            10,395,000.00            276.005489370            43.469351169
 BV                126671AV8            5,670,000.00             165.829835626            22.448318025
 R                 N/A                  0.00                     0.000000000              0.000000000

 Totals                                 276,000,000.00           213.846707826            12.104076232

(table continued)

                                          Ending Cert.            Pass
                   Interest               Notional                Through
 Class             Distribution           Balance                 Rate (%)
 AF1               0.000000000            0.000000000             6.575000
 AF2               1.751427804            268.814162219           6.670000
 AF3               5.995833333            1,000.000000000         7.195000
 AF4               5.302806313            904.244867871           6.885000
 MF1               5.094830961            812.838406437           7.160000
 MF2               5.237144675            812.838406437           7.360000
 BF                5.454173088            812.838406437           7.665000
 AV1               0.202760080            46.235077632            5.262500
 MV1               4.518750000            910.769076596           5.422500
 MV2               1.293200720            232.536138201           5.622500
 BV                0.837786149            143.381517601           6.062500
 R                 0.000000000            0.000000000             0.000000

 Totals            1.526187319            201.742631630



      THE
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795

                                            ASSET BACKED CERTIFICATES
                                                  Series 1997-3
                                                    CWABS INC

 Pool Level Data
 Distrbution Date                                                                        5/25/01
 Cut-off Date                                                                            8/ 1/97
 Determination Date                                                                      5/ 1/01
 Accrual Period                               Begin                                      4/ 1/01
                                              End                                        5/ 1/01
 Number of Days in Accrual Period                                                        30


 Collateral Information
 Group 1
 Cut-Off Date Balance                                                                    87,037,445.43

 Beginning Aggregate Pool Stated Principal Balance                                       37,143,879.35
 Ending Aggregate Pool Stated Principal                                                  35,358,470.68
 Balance

 Beginning Aggregate Loan Count                                                          600
 Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement         20
 Ending Aggregate Loan Count                                                             580

 Beginning Aggregate Certificate Stated Principal Balance                                36,401,001.76
 Ending Aggregate Certificate Stated Principal Balance                                   34,651,301.27

 Beginning Weighted Average Loan Rate (WAC)                                              9.889771%
 Ending Weighted Average Loan Rate (WAC)                                                 9.904064%

 Beginning Net Weighted Average Loan Rate                                                9.389771%
 Ending Net Weighted Average Loan Rate                                                   9.404064%

 Weighted Average Maturity (WAM) (Months)                                                315

 Trigger Event Has Not Occured                                                           0
 Targeted Overcollateralization Amount                                                   742,877.59
 Ending Overcollateralization Amount                                                     707,169.41
 Extra Principal Distribution Amount                                                     1,785,408.67


 Monthly Master Servicer Fees Paid                                                       13,808.26

 Cummulative Applied Realized Loss Amounts                                               0.00

 Servicer Advances                                                                       54,335.74

 Aggregate Pool Prepayment                                                               1,729,885.31
 Pool Prepayment Rate                                                                    43.5776 CPR



      THE
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795


                                           ASSET BACKED CERTIFICATES
                                                 Series 1997-3
                                                    CWABS INC

 Group 2
 Cut-Off Date Balance                                                                       189,007,007.46

 Beginning Aggregate Pool Stated Principal Balance                                          23,565,689.60
 Ending Aggregate Pool Stated Principal Balance                                             21,974,665.06

 Beginning Aggregate Loan Count                                                             308
 Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement            18
 Ending Aggregate Loan Count                                                                290

 Beginning Aggregate Certificate Stated Principal Balance                                   22,620,689.60
 Ending Aggregate Certificate Stated Principal                                              21,029,665.06


 Beginning Weighted Average Loan Rate (WAC)                                                 12.564058%
 Ending Weighted Average Loan Rate (WAC)                                                    12.594142%

 Beginning Net Weighted Average Loan Rate                                                   11.989527%
 Ending Net Weighted Average Loan Rate                                                      12.094142%

 Weighted Average Maturity (WAM) (Months)                                                   315

 Trigger Event Has Not Occured                                                              0
 Targeted Overcollateralization Amount                                                      945,000.00
 Ending Overcollateralization Amount                                                        945,000.00
 Extra Principal Distribution Amount                                                        1,733,063.57


 Monthly Master Servicer Fees Paid                                                          8,600.99

 Cummulative Applied Realized Loss Amounts                                                  0.00

 Servicer Advances                                                                          108,501.77

 Aggregate Pool Prepayment                                                                  1,301,058.89
 Pool Prepayment Rate                                                                       49.4147 CPR



 Certificate Account

 Beginning Balance                                                                          0.00

 Deposit
 Payments of Interest and Principal                                                         3,647,455.33
 Liquidation Proceeds                                                                       136,906.65



      THE
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795

                                         ASSET BACKED CERTIFICATES
                                                Series 1997-3
                                                  CWABS INC

 All Other Proceeds                                                                  0.00
 Other Amounts                                                                       0.00
 Total Deposits                                                                      3,784,361.98


 Withdrawals
 Reimbursement of Servicer Advances                                                  0.00
 Payment of Master Servicer Fees                                                     22,409.25
 Payment of Sub Servicer Fees                                                        1,463.65
 Payment of Other Fees                                                               22,409.25
 Payment of Insurance Premium(s)                                                     0.00
 Payment of Personal Mortgage Insurance                                              0.00
 Other Permitted Withdrawal per the Pooling and Service Agreement                    0.00
 Payment of Principal and Interest                                                   3,761,952.73
 Total Withdrawals                                                                   3,808,234.88

 Ending Balance                                                                      -1,463.65


 Prepayment Compensation
 Total Gross Prepayment Interest Shortfall                                           2,886.40
 Compensation for Gross PPIS from Servicing Fees                                     2,886.40
 Other Gross PPIS Compensation                                                       0.00
 Total Net PPIS (Non-Supported PPIS)                                                 0.00


 Master Servicing Fees Paid                                                          22,409.25
 Sub Servicing Fees Paid                                                             1,463.65
 Insurance Premium(s) Paid                                                           0.00
 Personal Mortgage Insurance Fees Paid                                               0.00
 Other Fees Paid                                                                     22,409.25
 Total Fees                                                                          46,282.15


 Delinquency Information
 Group 1

      THE
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795

                                                      ASSET BACKED CERTIFICATES
                                                            Series 1997-3
                                                              CWABS INC

 Delinquency                                30 - 59 Days            60 - 89 Days              90+ Days               Totals
 Scheduled Principal Balance                2,428,688.53            803,477.68                879,071.98             4,111,238.19
 Percentage of Total Pool Balance           6.868760%               2.272377%                 2.486171%              11.627308%
 Number of Loans                            48                      13                        16                     77
 Percentage of Total Loans                  8.275862%               2.241379%                 2.758621%              13.275862%

 Foreclosure
 Scheduled Principal Balance                0.00                    0.00                      0.00                   916,525.81
 Percentage of Total Pool Balance           0.000000%               0.000000%                 0.000000%              2.592097%
 Number of Loans                            0                       0                         0                      19
 Percentage of Total Loans                  0.000000%               0.000000%                 0.000000%              3.275862%

 Bankruptcy
 Scheduled Principal Balance                0.00                    0.00                      0.00                   0.00
 Percentage of Total Pool Balance           0.000000%               0.000000%                 0.000000%              0.000000%
 Number of Loans                            0                       0                         0                      0
 Percentage of Total Loans                  0.000000%               0.000000%                 0.000000%              0.000000%

 REO
 Scheduled Principal Balance                0.00                    0.00                      0.00                   225,752.77
 Percentage of Total Pool Balance           0.000000%               0.000000%                 0.000000%              0.638469%
 Number of Loans                            0                       0                         0                      6
 Percentage of Total Loans                  0.000000%               0.000000%                 0.000000%              1.034483%

 Book Value of all REO Loans                                                                                         0.00
 Percentage of Total Pool Balance                                                                                    0.000000%

 Current Realized Losses                                                                                             0.00
 Additional Gains (Recoveries)/Losses                                                                                0.00
 Total Realized Losses                                                                                               1,488,092.03

 Group 2

 Delinquency                                30 - 59 Days            60 - 89 Days              90+ Days               Totals
 Scheduled Principal Balance                1,829,179.14            1,511,370.51              3,555,221.88           6,895,771.53
 Percentage of Total Pool Balance           8.324036%               6.877786%                 16.178731%             31.380554%
 Number of Loans                            22                      22                        30                     74
 Percentage of Total Loans                  7.586207%               7.586207%                 10.344828%             25.517241%

 Foreclosure
 Scheduled Principal Balance                0.00                    0.00                      0.00                   2,411,191.65
 Percentage of Total Pool Balance           0.000000%               0.000000%                 0.000000%              10.972598%
 Number of Loans                            0                       0                         0                      32
 Percentage of Total Loans                  0.000000%               0.000000%                 0.000000%              11.034483%



      THE
    BANK OF
    NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286

Attn: Courtney Bartholomew
      212-815-5795

                                                      ASSET BACKED CERTIFICATES
                                                            Series 1997-3
                                                              CWABS INC

 Bankruptcy
 Scheduled Principal Balance                          0.00                 0.00                0.00                  0.00
 Percentage of Total Pool Balance                     0.000000%            0.000000%           0.000000%             0.000000%
 Number of Loans                                      0                    0                   0                     0
 Percentage of Total Loans                            0.000000%            0.000000%           0.000000%             0.000000%

 REO
 Scheduled Principal Balance                          0.00                 0.00                0.00                  847,348.16
 Percentage of Total Pool Balance                     0.000000%            0.000000%           0.000000%             3.856023%
 Number of Loans                                      0                    0                   0                     14
 Percentage of Total Loans                            0.000000%            0.000000%           0.000000%             4.827586%

 Book Value of all REO Loans                                                                                         0.00
 Percentage of Total Pool Balance                                                                                    0.000000%

 Current Realized Losses                                                                                             142,039.03
 Additional Gains (Recoveries)/Losses                                                                                0.00
 Total Realized Losses                                                                                               2,529,756.72


 Subordination/Credit Enhancement Information


 Protection                                                                                    Original              Current
 Bankruptcy Loss                                                                               0.00                  0.00
 Bankruptcy Percentage                                                                         0.000000%             0.000000%
 Credit/Fraud Loss                                                                             0.00                  2,760,444.53
 Credit/Fraud Loss Percentage                                                                  0.000000%             4.814745%
 Special Hazard Loss                                                                           0.00                  0.00
 Special Hazard Loss Percentage                                                                0.000000%             0.000000%

 Credit Support                                                                                Original              Current
 Class A                                                                                       276,000,000.00        55,680,966.33
 Class A Percentage                                                                            100.000000%           100.000000%